UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

333-124460
(Commission File Number)

______________________________

INTELLIGENTIAS, INC.
(Exact name of registrant as specified in its charter)

          Nevada                                              20-1703887
        (State of Incorporation)                                                            (IRS Employer
                                Identification Number)

303 Twin Dolphin Dr., 6th Floor, Redwood City, California 94065
(Address of registrant’s principal executive office)

(650) 888-2083
(Registrant’s telephone number)
______________________________

Merchandise Creations, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.     Unregistered Sales of Equity Securities.

On March 16, 2007, Intelligentias, Inc. (the “Company”) issued to Vision Opportunity Master Fund, Ltd. (the “Investor”) 1,750,000 restricted shares of common stock in consideration of the Investor agreeing to convert its secured convertible promissory note in the principal amount of $8,000,000 into shares of common stock prior to the maturity date of the note. The note was fully converted by the Investor on March 19, 2007 into 18,181,818 shares of common stock. The note was issued to the Investor pursuant to the certain Note and Warrant Purchase Agreement dated as of December 7, 2006 by and between the Company and the Investor.

The issuance of the securities described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.     Description

99.1          Letter agreement between Intelligentias, Inc. and Vision Opportunity Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGENTIAS, INC.

By /s/ Luigi Caramico
Name: Luigi Caramico
Title: President

Date: March 22, 2007

Exhibit Index

Exhibit No.    Description

99.1                 Letter agreement between Intelligentias, Inc. and Vision Opportunity Master Fund, Ltd.